UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 13, 2006

Comtech Group, Inc.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

000-02642	52-0466460
(Commission File Number)	(IRS Employer Identification No.)

c/o Comtech Group, Room 10001,
Tower C, Skyworth Building,
High-Tech Industrial Park,
Nanshan, Shenzhen 5180, PRC

(Address of principal executive offices and zip Code)

011-86-755-267-43210

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported by Comtech Group, Inc. (the “Company”) on a current report on Form 8-K filed with the Commission on April 13, 2006 (the ‘‘Initial Report’’), on April 13, 2006, Deloitte Touche Tohmatsu (“DTT”), who was previously engaged as the principal accountants for the Company, was dismissed by the Company and KPMG was appointed by the audit committee of the Company’s board of directors as the principal accountants for the Company. The Initial Report is hereby amended and supplemented by adding the following:

Item 4.01 Changes in Registrant’s Certifying Accountant.

Pursuant to the request of the Company, on April 20, 2006, DTT furnished to the Company a letter addressed to the Commission stating that DTT agrees with the statements made by the Company in the Initial Report, except that DTT stated that it had no basis with which to comment on the statements in the Initial Report regarding any specific consultations between the Company and KPMG prior to April 13, 2006. A copy of this letter has been filed as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

16.1   Letter dated April 20, 2006 from Deloitte Touche Tohmatsu to the U.S. Securities Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH GROUP, INC.

By:	/s/ Hope Ni

Name: Hope Ni Title: Chief Financial Officer

Dated: April 20, 2006